Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8, of our reports dated 3 November 2021, relating to the consolidated financial statements of Incannex Healthcare Limited Annual Report on Form 20-F for the year ended June 30, 2023.

/s/ WithumSmith+Brown, PC

New York, New York

20 December 2023